Exhibit 3.29

MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC,

ARTICLES OF ORGANIZATION

The undersigned, being authorized to execute and file these Articles of Organization, hereby certifies, pursuant to the provisions of the Maryland Limited Liability Company Act, codified as Title 4A of the Corporations and Associations Article of the Annotated Code of Maryland (the “Act”), that:

FIRST: The name of the limited liability company (the “LLC”) is:

MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC

SECOND: The LLC was formed for the purpose of carrying on any and all business activities permitted by the Act, as amended from time to time.

THIRD: The post office address of the principal office of the LLC in the State of Maryland is 314 Franklin Avenue, Berlin, MD 21811. The name and post office address of the Resident Agent of the LLC in this State is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. Said Resident Agent is a Maryland corporation.

FOURTH: Pursuant to Section 4A-401(a)(3) of the Act, no member of the LLC shall be an agent of the LLC solely by virtue of being a member, and no member shall have authority to act for the LLC solely by virtue of being a member.

[SIGNATURE PAGE TO FOLLOW]

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 3-31-10.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: Authorized Signatory, Custodian this stamp replaces out previous certification system. Effective: 6/95

IN WITNESS WHEREOF, with due authorization, I have signed these Articles of Organization and acknowledged them to be my act as of this 17th day of December, 2008.

/s/ David N.T. Watson
David N.T. Watson, Organizer

The undersigned hereby consents to act as Resident Agent in Maryland for the entity named above.

/s/ Authorized Signatory
CSC-Lawyers Incorporating Service Company

CORPORATE CHARTER APPROVAL SHEET
**EXPEDITED SERVICE**  ** KEEP WITH DOCUMENT **

DOCUMENT CODE 40 BUSINESS CODE	Affix Barcode Label Here

#

Close Stock Nonstock	1000361897371871

P.A. Religious

Merging (Transferor)

Affix Barcode Label Here
ID # W12839890 ACK # 1000361997371871
PAGES: 0003
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC

Surviving (Transferee)	12/17/2008 AT 03:23 P HO # 0001662067

New Name

FEES REMITTED

Base Fee:	100	☐ Change of Name
Org. & Cap. Fee:		☐ Change of Principal Office
Expedite Fee:	50	☐ Change of Resident Agent
Penalty:		☐ Change of Resident Agent Address
State Recordation Tax:		☐ Resignation of Resident Agent
State Transfer Tax:		☐ Designation of Resident Agent
Certified Copies		and Resident Agent's Address
Copy Fee:		☐ Change of Business Code
Certificates
Certificate of Status Fee:		☐ Adoption of Assumed Name
Personal Property Filings:
Mail Processing Fee:
Other:		☐ Other Change(s)

TOTAL FEES:	150

Code 078
Credit Card ☐ Check ☐ Cash ☐

Documents on Checks		Attention: M’Linda Draughn

Approved By: Authorized Signatory		Mail: Name and Address

Keyed By:

COMMENT(S):

Stamp Work Order and Customer Number HERE

CUST ID: 0002219029 WORK ORDER: 0001662067 DATE: 12-17-2008 03:23 PM AMT. PAID: $150.00

ARTICLES OF MERGER

MERGING

MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.,
a Maryland Corporation

WITH AND INTO

MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC,
a Maryland Limited Liability Company

Maryland Radiation Therapy Management Services, Inc., a Maryland corporation (the “Merging Corporation”) and Maryland Radiation Therapy Management Services, LLC, a Maryland limited liability company (the “Surviving LLC”) hereby certify that:

FIRST: the Merging Corporation and the Surviving LLC agree that the Merging Corporation shall be merged with and into the Surviving LLC.

SECOND: The name and place of organization of each party to these Articles of Merger are: Maryland Radiation Therapy Management Services, Inc., a Maryland corporation, and Maryland Radiation Therapy Management Services, LLC, a Maryland limited liability company. The Surviving LLC shall survive the merger and shall continue as a limited liability company under the laws of the State of Maryland.

THIRD: The principal office of each of the Merging Corporation and the Surviving LLC in the State of Maryland is located in Worcester County. The Merging Corporation owns no interest in land in the State of Maryland.

FOURTH: The terms and conditions of the transactions set forth in these Articles of Merger (the “Merger”) were advised, authorized and approved by the Merging Corporation in the manner and by the vote required by its charter and the laws of the State of Maryland. The manner of approval was as follows:

The Board of Directors of the Merging Corporation, by unanimous written consent dated December 18, 2008, adopted resolutions which declared that the Merger was advisable and in the best interests of the Merging Corporation, and directed that the Merger be submitted to the stockholders of the Merging Corporation for their consideration. The sole stockholder of the Merging Corporation, by written consent dated December 18, 2008, authorized and approved the Merger. Such written consent was subsequently filed with the minutes of proceedings of the stockholders of the Merging Corporation.

FIFTH: The terms and conditions of the Merger were advised, authorized and approved by the Surviving LLC in the manner and by the vote required by its Articles of Organization.

CUST ID: 0002221140
WORK ORDER: 0001664178
DATE: 12-23-2008 01:59 PM
AMT. PAID: $155.00

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 4 document on file in this office. DATED: 3-31-10

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: Authorized Signatory, Custodian this stamp replaces out previous certification system. Effective: 6/95

Operating Agreement, and the laws of the State of Maryland. The manner of approval was as follows:

The sole member of the Surviving LLC, by written consent dated December 18, 2008, adopted resolutions authorizing and approving the Merger.

SIXTH: The total number of shares of capital stock that the Merging Corporation has authority to issue is One Thousand (1,000) shares, all of which are designated as common stock, with no par value per share (the “Merging Corporation Common Stock”).

SEVENTH: The membership interest of the Surviving LLC (the “Surviving LLC Interest”) is not divided into classes.

EIGHTH: Each of the Articles of Organization and Operating Agreement of the Surviving LLC will not be amended as a result of the Merger.

NINTH: The manner and basis of converting Merging Corporation Common Stock into units of Surviving LLC Interest, are as follows: At the Effective Time (as defined below) of the Merger, all of the issued and outstanding shares of Merging Corporation Common Stock shall be converted into an equal number of units of Surviving LLC Interest and, as a result, all of the outstanding units of Surviving LLC Interest shall be owned by the same entity that owned all of the issued and outstanding shares of Merging Corporation Common Stock.

TENTH: At the Effective Time, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind, nature, and description of the Merging Corporation shall be transferred to, vested in, and devolved upon the Surviving LLC without further act or deed, and all property, rights, and every other interest of the Merging Corporation and the Surviving LLC shall be as effectively the property of the Surviving LLC as they were of the Merging Corporation and the Surviving LLC, respectively. All rights of creditors of the Merging Corporation and all liens upon any property of the Merging Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Merging Corporation shall attach to the Surviving LLC and may be enforced against the Surviving LLC to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving LLC.

ELEVENTH: These Articles of Merger shall become effective at 11:59 p.m. on December 31, 2008 (the “Effective Time”).

[Signatures Appear On The Following Page]

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IN WITNESS WHEREOF, on this 18 day of December 2008, the Merging Corporation has caused these Articles of Merger to be executed and acknowledged in its name and on its behalf by its Vice President and attested to by its Secretary, and the Surviving LLC has caused these Articles of Merger to be executed and acknowledged in its name and on its behalf by its Authorized Person and witnessed by its agent duly authorized, and the Vice President of the Merging Corporation and the Authorized Person of the Surviving LLC acknowledge that these Articles of Merger are the act of the party on whose behalf such individual is executing these Articles of Merger, and the Vice President of the Merging Corporation and the Authorized Person of the Surviving LLC further acknowledge that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his or her knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.

/s/ Authorized Signatory	By:	/s/ David N.T. Watson
Assistant Secretary	David N.T. Watson, Vice President

WITNESS:	MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC

	By:	Radiation Therapy Services, Inc.

/s/ Authorized Signatory		By:	/s/ David N.T. Watson
Authorized Agent		David N.T. Watson, Authorized Person

3

CORPORATE CHARTER APPROVAL SHEET
**EXPEDITED SERVICE**   ** KEEP WITH DOCUMENT **

DOCUMENT CODE 11 BUSINESS CODE

#

Close Stock Nonstock	1000361997397876

P.A. Religious

Merging MARYLAND RADIATION
THERAPY MANAGEMENT SERVICES, INC.
D04872248 (MD)
ID # W12839890 ACK # 1000361997397876
PAGES: 0004
MARYLAND RADIATION THERAPY MANAGEMENT
SERVICES, LLC
MAIL BACK
Surviving MARYLAND RADIATION	12/23/2008 AT 01:59 P HO # 0001664178
THERAPY MANAGEMENT SERVICES, LLC
W12839890 (MD)	New Name

FEES REMITTED

Base Fee:	100	☐ Change of Name
Org. & Cap. Fee:		☐ Change of Principal Office
Expedite Fee:	50	☐ Change of Resident Agent
Penalty:		☐ Change of Resident Agent Address
State Recordation Tax:		☐ Resignation of Resident Agent
State Transfer Tax:		☐ Designation of Resident Agent
Certified Copies		and Resident Agent's Address
Copy Fee:		☐ Change of Business Code
Certificates
Certificate of Status Fee:		☐ Adoption of Assumed Name
Personal Property Filings:
Mail Processing Fee:	5
Other:		☐ Other Change(s)

TOTAL FEES:	155

Code 078
Credit Card ☐ Check ☐ Cash ☐

Documents on Checks		Attention:	M’Linda Draughn

Approved By: 2		Mail: Name and Address

Keyed By:		OBER, KALER, GRIMES AND SHRIVER
M’LINDA DRAUGHN
COMMENT(S):		120 EAST BALTIMORE ST
EFFECTIVE DATE: December 31, 2008 @ 11:59 p.m.		BALTIMORE MD 21202-1643

Stamp Work Order and Customer Number HERE

CUST ID: 0002221140 WORK ORDER: 0001664178 DATE: 12-23-2008 01:59 PM AMT. PAID: $155.00